Exhibit 10.29

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

AMENDMENT NUMBER 3
TO SEMICONDUCTOR PATENT LICENSE AGREEMENT

This Amendment Number 3 (“Amendment 3”) amends that certain Semiconductor Patent License Agreement between Rambus Inc., and Micron Technology, Inc., effective December 1, 2013, as amended on September 2, 2020, and December 1, 2020 (collectively, the “Patent License Agreement”), and is effective as of September 1, 2024 (the “Amendment 3 Effective Date”).
Rambus Inc., on behalf of itself and all of its subsidiaries (collectively, “Rambus”) and Micron Technology, Inc., on behalf of itself and all of its subsidiaries (collectively, “Micron”) (Rambus and Micron together, the “Parties”), and in consideration of the covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:
TERMS AND CONDITIONS
1.    Capitalized terms in this Amendment 3 shall have the meaning assigned to them in the Patent License Agreement. Notwithstanding the foregoing, for all purposes hereunder:
a.    “Amendment 3 Expiration Date” means 11:59pm on November 30, 2029.
[***]“Transferred Patents” shall have the meaning set forth in Section 1.76(b), added below in Paragraph 2 of this Amendment No. 3.
2.    Section 1.76 of the Patent License Agreement is hereby stricken and replaced in its entirety with the following:

“1.76 Patents.

(a)    “Rambus Patents” means: Patents of Rambus and/or of its Subsidiaries, in each case other than the CRI Patents, and

(b) “Transferred Patents” means Patents owned by Rambus or by any Subsidiary of Rambus at any time prior to the expiration or termination of any Term Product License Renewal Period, which are sold, assigned, or transferred to a Third Party prior to the expiration or termination of such Term Product License Renewal Period[***].

Notwithstanding the foregoing, Transferred Patents shall not include Rambus Patents sold, assigned, or otherwise transferred in connection with: (i) the acquisition by a Third Party of all or substantially all assets of Rambus and its Subsidiaries, taken as a whole, or any Change of Control of Rambus and its Subsidiaries, taken as a whole, and (ii) any transfer of patents in connection with the sale, merger or similar transaction of an operating business that, in the twelve (12) months prior to such sale, merger, or similar transaction, such operating business had commercial sales of products to a Third Party exceeding [***]

4.    Section 2.1 of the Patent License Agreement shall be amended by adding a new subsection (d) following Section 2.1(c), as follows:

“(d) [***]. With respect to any Transferred Patent coming within the scope of Section 1.76(b), subject to all of the other applicable terms and provisions of this Agreement (as amended from time to time), and conditioned upon Micron’s payment of all amounts due under this Agreement for any then active Subsequent Term Product License Renewal Period (without regard to this Section 2.1(d))[***]. Notwithstanding anything to the contrary, in the event that the Transferred Patents are sold, assigned, or otherwise transferred in connection with any transaction whereby Rambus or any of its Subsidiaries sells, assigns or otherwise transfers a substantial majority of the Rambus Patent portfolio [***]
7.    Sections 7.1(d)(i) of the Patent License Agreement is hereby stricken and replaced in its entirety with the following:
“(d)    Term-Product License Renewal. Micron shall have the option to:
(i) renew the Term-Product License upon the expiration of the Initial Term-Product License Period, in accordance with its terms, on the Expiration Date for a renewal term that shall last until the Amendment 3 Effective Date (such renewal term, the “Initial Term-Product License Renewal Period”).”
8.    Election of Renewal. Hereby with the execution of this Amendment 3, Micron elects to successively renew the Term-Product License for an additional five-year term, beginning from the Amendment 3 Effective Date and that shall last until the Amendment 3 Expiration Date. The Parties agree that the notice provisions of Section 7.1(d) have been satisfied and Rambus hereby waives any claim arising under the prior version of Section 7.1(d) that this election to renew is untimely.
9.    Sections 7.1(e) of the Patent License Agreement is hereby stricken and replaced in its entirety with the following:
[***]

10.    A new Section 9.13 of the Patent License Agreement is hereby inserted as follows:

“Representation and Warranty. The Parties hereby agree that the royalties and other payment amounts (if any) as set forth under the Patent License Agreement qualify as fair, reasonable and non-discriminatory as that phrase or other phrases similar to it are used in Industry Standards Setting Body policies and/or agreements (“FRAND Terms”). [***]”
11.    Excuse from Performance by Reason of Force Majeure Event. Each Party will be excused from a failure or delay in performing an obligation under this Agreement that is due to the occurrence of a Force Majeure Event, to the extent beyond its control, and to the extent such causes are material and result in significant disruption to such Party’s performance hereunder, provided, however, that any Party excused from performance under this Section shall (i) immediately notify the other Party in writing as soon as such Force Majeure Event occurs, (ii) immediately use commercially reasonable efforts to resume performance in full, and (iii) continue at all times to perform to the extent possible[***].

12.    Except as set forth in this Amendment 3, all other terms and provisions of the Patent License Agreement shall remain in full force and effect in accordance with its terms.
[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned Parties have executed this Amendment effective as of the date set forth above.

Micron Technology, Inc.         Rambus Inc.

By: /s/ Ben Tessone By: /s/ John Shinn

Name: Ben Tessone Name: John Shinn

Title: SVP, Chief Procurement Officer Title: Senior Vice President and General Counsel

Date: December 9, 2024 Date: December 8, 2024
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